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                                                                      EXHIBIT 99

                              The Bank of Fruitland
               Proxy Solicited on behalf of the Board of Directors



         The undersigned stockholder of The Bank of Fruitland hereby appoints John B. Long, II and Hugh P. McLaughlin, and either of them, as lawful attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of The Bank of Fruitland which the undersigned is entitled to vote at the Special Meeting of the Stockholders of The Bank of Fruitland to be held on October [ ], 2000 at a./p.m. at 109 East Main Street, Fruitland, Maryland 21826 or at any adjournment thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL

1. To approve the merger of The Bank of Fruitland into Peninsula Bank provided for in the Agreement and Plan of Affiliation and Merger, dated June 2, 2000, including the Agreement of Merger attached as an exhibit thereto, under which each share of common stock of The Bank of Fruitland (other than shares held by The Bank of Fruitland's stockholders who perfect their dissenters' rights) automatically will convert into 2.5 shares of the common stock of Mercantile Bankshares Corporation, with cash being paid in lieu of fractional shares.

                         |_| FOR |_| AGAINST |_| ABSTAIN




2. In their discretion, to vote upon such other business as may properly come before the meeting.

                                  (Continued and to be signed on the other side)
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The shares represented by this proxy will be voted as directed in this proxy. If no specific instructions are given, the shares represented by this proxy will be voted "FOR" approval of the merger and in the best discretion of the proxy holders as to other matters.


                                     Dated:                     , 2000
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                                     ------------------------------------------
                                     Signature of Owner

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                                     Additional Signature of Joint Owner

                                     Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.